UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2022 (September 20, 2022)

IMMUNE THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Florida	000-54933	59-3226705
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2431 Aloma Ave., Suite 124, Winter Park, Florida	32792
(Address of principal executive offices)	(Zip Code)

888-391-9355
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 20, 2022, the Board of Directors (the “Board”) of Immune Therapeutics, Inc. (the “Company”), resolved to increase the size of the Board from five to six members and appoint H. Louis Salomonsky to the Board to fill the vacancy created by such increase, both effective as of September 20, 2022. The Company and Mr. Salomonsky have not entered into any arrangement regarding the payment of compensation for acting as a director of the Company.

Mr. Salomonsky is a real estate professional with decades of experience in designing, developing, and managing commercial real estate. Since June 1989, Mr. Salomonsky has been the founder and principal of Historic Housing LLC, a firm with expertise in both the adaptive reuse of historic buildings and the construction of new buildings for multi-family residential dwellings. Mr. Salomonsky’s work in the real estate market focuses on two property markets: Richmond, Virginia and Washington, D.C., where, over the past 28 years, he has created assets that Mr. Salomonsky’s firm values approximately at an aggregate $750 million. Mr. Salmonsky’s work at Historic Housing LLC specializes in federal Low-Income Housing Tax Credits and historic rehabilitation tax credits, and conventionally-financed three- to twelve-story new-construction buildings. Mr. Salmonsky’s experience also includes community and professional volunteer work, including serving on task forces to examine historic tax credit legislation for the Commonwealth of Virginia and regarding government structure for the City of Richmond. Mr. Salomonsky served as the Vice Rector and as a Member of the Board of Visitors for Virginia State University. Mr. Salomonsky is currently serving on the University of Virginia School of Architecture Foundation Board, of which he has been a director since July 1, 2020. Our Board believes that Mr. Salomonsky is qualified to serve as a member of the Board due to his many years of operational leadership and his previous board memberships. Mr. Salomonsky was appointed to serve on the Board until his successor is duly elected and qualified. There are no arrangements or understandings between Mr. Salomonsky and any other persons pursuant to which he was selected as a director. There has been no transaction, nor is there any currently proposed transaction, between Mr. Salomonsky and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

On September 27, 2022, the Company issued a press release announcing the appointment of Mr. Salomonsky to the Board. A copy of the press release is attached to this report as Exhibit 99.1. The press release furnished in this report as Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release dated September 27, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2022	IMMUNUNE THERAPEUTICES, INC.

/s/ Stephen Wilson
	Name:	Dr. Stephen Wilson
	Title:	Chief Executive Officer

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